                  AMENDED AND RESTATED EMPLOYMENT AGREEMENT made as of March 18, 1998, effective as of January 1, 1998 (the "Effective Date"), between TIME WARNER INC., a Delaware corporation (the "Company"), and John A. LaBarca (the "Executive").

                  The Executive is currently employed by the Company pursuant to an Employment Agreement made as of July 14, 1997 (the "Prior Agreement"). The Company wishes to restate the Prior Agreement and secure the services of the Executive on a full-time basis for the period to and including April 30, 2002 and thereafter for a one-year advisory period on and subject to the terms and conditions set forth in this Agreement, and the Executive is willing for the Prior Agreement to be so restated and to provide such services on and subject to the terms and conditions set forth in this Agreement. The parties therefore agree as follows:

                  1. Term of Employment. The Executive's "term of employment", as this phrase is used throughout this Agreement, shall be for the period beginning on the Effective Date and ending on April 30, 2002, subject, however, to the terms and conditions set forth in this Agreement. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, the "term of employment" as used in Section 3.6, 3.7, 3.8 and 8 through 12 shall mean the period ending at the end of the Advisory Period (as defined in Section 13).

                  2. Employment. The Company shall employ the Executive, and the Executive shall serve, as Senior Vice President, Financial Operations and Controller of the Company during the term of employment, and the Executive shall have the authority, functions, duties, powers and responsibilities normally associated with such position and as the Board of Directors, the Chief Executive Officer, the President or the Chief Financial Officer of the Company may from time to time delegate to the Executive in addition thereto. The Executive shall, subject to his election as such from time to time and without additional compensation, serve during the term of employment in such additional offices of comparable or greater stature and responsibility in the Company and its subsidiaries and as a director and as a member of any committee of the Board of Directors of the Company and its subsidiaries, to which he may be elected from time to time. During the term of employment, (i) the Executive's services shall be rendered on a substantially full-time, exclusive basis and he will apply on a full-time basis all of his skill and experience to the performance of his duties in such employment, (ii) the Executive shall report only to the Chief Financial Officer of the

Company, (iii) the Executive shall have no other employment and, without the prior written consent of the Chief Executive Officer, the President or the Chief Financial Officer of the Company, no outside business activities which require the devotion of substantial amounts of the Executive's time and (iv) the place for the performance of the Executive's services shall be the principal executive offices of the Company which shall be in the New York City metropolitan area, subject to such reasonable travel as may be appropriate or required in the performance of the Executive's duties in the business of the Company. The foregoing shall be subject to the Company's written policies, as in effect from time to time, regarding vacations, holidays, illness and the like and shall not prevent the Executive from devoting such time to his personal affairs as shall not interfere with the performance of his duties hereunder, provided that the Executive complies with the provisions of Sections 9 and 10 and any of the Company's written policies on conflicts of interest and service as a director of another corporation, partnership, trust or other entity ("Entity").

                  3. Compensation.

                       3.1. Base Salary. The Company shall pay or cause to be paid to the Executive a base salary of not less than $325,000 per annum during the term of employment (the "Base Salary"). The Company may increase, but not decrease, the Base Salary at any time and from time to time during the term of employment and upon each such increase the term "Base Salary" shall mean such increased amount. Base Salary shall be payable in monthly or more frequent installments in accordance with the Company's then current practices and policies with respect to senior executives. For the purposes of this Agreement "senior executives" shall mean executives of the Company at the same executive level as the Executive.

                       3.2. Bonus. In addition to Base Salary, the Executive may be entitled to receive during the term of employment an annual cash bonus based on the performance of the Company and of the Executive. Bonuses for senior executives may be determined by the Compensation Committee of the Company's Board of Directors or by the Chief Executive Officer or the Chief Financial Officer of the Company. Such determination with respect to the amount, if any, of annual bonuses to be paid to the Executive under this Agreement shall be final and conclusive except as specifically provided otherwise in this Agreement. Payments of any bonus compensation under this Section 3.2 shall be made in accordance with the Company's then current practices and policies with respect to senior executives, but in no event later than 90 days after the end of the period for which the bonus is payable.

                       3.3. Deferred Compensation. In addition to Base Salary and bonus as set forth in Sections 3.1 and 3.2, the Executive shall be credited with a defined contribution which shall be determined and paid out on a deferred basis ("deferred compensation") as provided in this Agreement, including Annex A hereto. During the term of employment, the Company shall pay to the trustee (the "Trustee") of a Company grantor trust (the "Rabbi Trust") for credit to a special account maintained on the books of the Rabbi Trust for the Executive (the "Trust Account"), monthly, an amount equal to 50% of one-twelfth of the Executive's then current Base Salary. If a lump sum payment is made pursuant to Section
4.2.2 or 4.2.3, the Company shall pay to the Trustee for credit to the Trust Account at the time of such payment an amount equal to 50% of the Base Salary portion of such lump sum payment. The Trust Account shall be maintained by the Trustee in accordance with the terms of this Agreement, including Annex A, and the trust agreement (the "Trust Agreement") establishing the Rabbi Trust (which Trust Agreement shall in all respects be in furtherance of, and not inconsistent with, the terms of this Agreement, including Annex A), until the full amount which the Executive is entitled to receive therefrom has been paid in full. Effective April 1, 1998, the Company shall establish and maintain the Rabbi Trust as a grantor trust within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code and shall pay all fees and expenses of the Trustee and shall enforce the provisions of the Trust Agreement for the benefit of the Executive. Prior to April 1, 1998, the Company shall credit the Executive with deferred compensation in accordance with the provisions of Section 3.3 of the Prior Agreement.

                       3.4. Deferred Bonus. In addition to any other deferred bonus plan in which the Executive may be entitled to participate, the Executive may elect by written notice delivered to the Company at least 15 days prior to the commencement of any calendar year during the term of employment during which an annual cash bonus would otherwise accrue or to which it would relate, to defer payment of and to have the Company credit to the Trust Account all or any portion of the Executive's bonus for such year. Any such election shall only apply to the calendar year during the term of employment with respect to which such election is made and a new election shall be required with respect to each successive calendar year during the term of employment.

                       3.5. Prior Account. The parties confirm that the Company has maintained a deferred compensation account (the "Prior Account") for the Executive in accordance with the Prior Agreement. The Prior Account shall be promptly transferred to, and shall for all purposes be deemed part of, the Trust Account and shall be maintained by the Trustee in accordance with this Agreement and the Trust Agreement. All prior credits to the Prior Account shall be deemed to be credits made under this Agreement, all "Account Retained Income" thereunder shall be deemed to be Account Retained Income under this Agreement and all increases or decreases to the Prior Account as a result of income, gains, losses and other changes shall be deemed to have been made under this Agreement.

                       3.6. Reimbursement. The Company shall reasonably promptly pay or reimburse the Executive for all reasonable travel, entertainment and other business expenses actually incurred or paid by the Executive during the term of employment in the performance of his services under this Agreement provided such expenses are incurred or paid in accordance with the Company's then current written practices and policies with respect to senior executives of the Company and upon presentation of expense statements or vouchers or such other supporting information as the Company may customarily require of its senior executives.

                       3.7. No Anticipatory Assignments. Except as specifically contemplated in Section 12.8 or under the life insurance policies and benefit plans referred to in Sections 7 and 8, respectively, neither the Executive, his legal representative nor any beneficiary designated by him shall have any right, without the prior written consent of the Company, to assign, transfer, pledge, hypothecate, anticipate or commute to any person or Entity any payment due in the future pursuant to any provision of this Agreement, and any attempt to do so shall be void and shall not be recognized by the Company.

                       3.8. Indemnification. The Executive shall be entitled throughout the term of employment in his capacity as an officer or director of the Company or any of its subsidiaries or an officer or member of the Board of Representatives or other governing body of any partnership or joint venture in which the Company has an equity interest (and after the term of employment, to the extent relating to his service as such officer, director or member) to the benefit of the indemnification provisions contained on the date hereof in the Certificate of Incorporation and By-Laws of the Company (not including any amendments or additions after the date of execution hereof that limit or narrow, but including any that add to or broaden, the protection afforded to the Executive by those provisions), to the extent not prohibited by applicable law at the time of the assertion of any liability against the Executive.

                  4. Termination.

                       4.1. Termination for Cause. The Company may terminate the term of employment and all of the Company's obligations under this Agreement, other than its obligations set forth below in this Section 4.1, for "cause" but only if the term of employment has not previously been terminated pursuant to any other provision of this Agreement. Termination by the Company for "cause" shall mean termination by action of the Company's Board of Directors, or a committee thereof, because of the Executive's conviction (treating a nolo contendere plea as a conviction) of a felony (whether or not any right to appeal has been or may be exercised) or willful refusal without proper cause to perform his obligations under this Agreement or because of the Executive's breach of any of the covenants provided for in

Section 9. Such termination shall be effected by written notice thereof delivered by the Company to the Executive and shall be effective as of the date of such notice; provided, however, that if (i) such termination is because of the Executive's willful refusal without proper cause to perform any one or more of his obligations under this Agreement, (ii) such notice is the first such notice of termination for any reason delivered by the Company to the Executive under this Section 4.1, and (iii) within 15 days following the date of such notice the Executive shall cease his refusal and shall use his best efforts to perform such obligations, the termination shall not be effective.

                       In the event of such termination by the Company for cause, without prejudice to any other rights or remedies that the Company may have at law or in equity, the Company shall have no further obligations to the Executive other than (i) to pay Base Salary and make credits of deferred compensation to the Trust Account accrued through the effective date of termination, (ii) to pay any annual bonus pursuant to Section 3.2 to the Executive in respect of the calendar year prior to the calendar year in which such termination is effective, in the event such annual bonus has been determined but not yet paid as of the date of such termination and (iii) with respect to any rights the Executive has in respect of amounts credited to the Trust Account or pursuant to any insurance or other benefit plans or arrangements of the Company maintained for the benefit of its senior executives. The Executive hereby disclaims any right to receive a pro rata portion of the Executive's annual bonus with respect to the year in which such termination occurs. The fourth sentence of Section 3.3 and the provisions of Sections 3.8, 8.2, 8.3 and 9 through 12 and Annex A shall survive any termination pursuant to this Section 4.1.

                       4.2. Termination by Executive for Material Breach by the Company and Termination by the Company Without Cause. Unless previously terminated pursuant to any other provision of this Agreement and unless a Disability Date has occurred and the disability period remains in effect, the Executive shall have the right, exercisable by written notice to the Company, to terminate the term of employment effective 15 days after the giving of such notice, if, at the time of the giving of such notice, the Company shall be in material breach of its obligations under this Agreement; provided, however, that, with the exception of clause (i) below, this Agreement shall not so terminate if such notice is the first such notice of termination delivered by the Executive pursuant to this Section 4.2 and within such 15-day period the Company shall have cured all such material breaches of its obligations under this Agreement. A material breach by the Company shall include, but not be limited to, (i) the Company failing to cause the Executive to retain the title specified in the first sentence of Section 2 or a more senior title; (ii) the Executive being required to report to persons other than those specified in
Section 2; (iii) the Company violating the provisions of Section 2 with respect to the Executive's authority, functions, duties, powers or responsibilities (whether or not accompanied by a change in title); (iv) the Company requiring the Executive's primary services to be rendered at a place other than at the Company's principal executive offices in the New York City metropolitan area; and (v) the Company failing to cause the successor to all or substantially all of the business and assets of the Company expressly to assume the obligations of the Company under this Agreement.

                       The Company shall have the right, exercisable by written notice to the Executive, to terminate the Executive's employment under this Agreement without cause, effective at least 30 days after the giving of such notice, which notice shall specify the effective date of such termination.

                       In the event of a termination pursuant to this Section 4.2, the Executive shall be entitled to elect by delivery of written notice to the Company, within 30 days after written notice of such termination is given pursuant to this Section 4.2, either (A) to cease being an employee of the Company and receive a lump sum payment as provided in Section 4.2.2 or (B) to remain an employee of the Company as provided in Section 4.2.3. After the Executive makes such election, the following provisions shall apply:

                           4.2.1. Regardless of the election made by the
Executive pursuant to the preceding paragraph, (i) after the effective date of such termination, the Executive shall have no further obligations or liabilities to the Company whatsoever, except that Sections 4.4 and 4.5 and Sections 6 through 12 shall survive such termination, and (ii) the Executive shall be entitled to receive any earned and unpaid Base Salary and deferred compensation accrued through the effective date of such termination and a pro rata portion of the Executive's annual bonus for the year in which such termination occurs through the date of such termination based on the average of the regular annual bonus amounts (excluding the amount of any special or spot bonuses) in respect of the two calendar years during the most recent five calendar years for which the regular annual bonus received by the Executive from the Company was the greatest, provided that such annual bonus shall not be less than $462,500, all or a portion of which pro rata bonus will be credited to the Trust Account if the Executive previously elected to defer all or any portion of the Executive's bonus for such year pursuant to Section 3.4.

                           4.2.2. In the event the Executive shall make the
election provided in clause (A) above, the Company shall pay to the Executive as damages in a lump sum within 30 days thereafter (provided that if the Executive was named in the compensation table in the Company's then most recent proxy statement, such lump sum payment shall be made within 30 days after the end of the calendar year in which such notice of termination is given) an amount (discounted as provided in the immediately following sentence) equal to all amounts otherwise payable pursuant to Sections 3.1, 3.2, 3.3 and 13 for the year in which such termination occurs and for each subsequent year of the term of employment and the Advisory Period (assuming that annual bonuses are required to be paid for each such year of the term of employment, with each such annual bonus being equal to the average of the regular annual bonus amounts (excluding the amount of any special or spot bonuses) in respect of the two calendar years during the most recent five calendar years for which the regular annual bonus received by the Executive from the Company was the greatest (assuming that no portion of such bonus is deferred pursuant to Section 3.4), with the bonus for any partial calendar year appropriately annualized, provided that such annual bonus shall not be less than $462,500. Any payments required to be made to the Executive pursuant to this Section 4.2.2 upon such termination in respect of Sections 3.1, 3.2 and 13 and the credit to the Trust Account provided for in the third sentence of Section 3.3 shall be discounted to present value as of the date of payment from the times at which such amounts would have become payable absent any such termination at an annual discount rate for the relevant periods equal to 120% of the "applicable Federal rate" (within the meaning of Section 1274(d) of the Internal Revenue Code of 1986 (the "Code")), in effect on the date of such termination, compounded semi-annually, the use of which rate is hereby elected by the parties hereto pursuant to Treas. Reg. 'SS'1.280G-1 Q/A 32 (provided that, in the event such election is not permitted under Section 280G of the Code and the regulations thereunder, such other rate determined as of such other date as is applicable for determining present value under Section 280G of the Code shall be used).

                           4.2.3. In the event the Executive shall make the
election provided in clause (B) above, the term of employment shall continue and the Executive shall remain an employee of the Company until the end of the term of employment and the Advisory Period and during such period the Executive shall be entitled to receive, whether or not he becomes disabled during such period but subject to Section 6, (a) Base Salary at an annual rate equal to his Base Salary in effect immediately prior to the notice of termination for each year through the term of employment, (b) an annual bonus (all or a portion of which may be deferred by the Executive pursuant to Section 3.4) in respect of each calendar year or portion thereof during the term of employment (in which case a pro rata portion of such annual bonus will be payable) during such period equal to the average of the regular annual bonus amounts (excluding the amount of any special or spot bonuses) in respect of the two calendar years during the most recent five calendar years for which the regular annual bonus received by the Executive from the Company was the greatest (with any partial calendar year bonus appropriately annualized) as provided in Section 3.2, provided that such annual bonus shall not be less than $462,500, (c) deferred compensation as provided in Section 3.3 and (d) Advisory Period compensation as provided in
Section 13. Except as provided in the next sentence, if the Executive accepts full-time employment with any other Entity during such period or notifies the Company in writing of his intention to terminate his status as an employee during such period, then the term of employment and the Advisory Period shall cease and the Executive shall cease to be an employee of the Company effective upon the commencement of such employment or the effective date of such termination as specified by the Executive in such notice, whichever is applicable, and the Executive shall be entitled to receive as damages in a lump sum within 30 days after such commencement or such effective date (provided that if the Executive was named in the compensation table in the Company's then most recent proxy statement, such lump sum payment shall be made within 30 days after the end of the calendar year in which such commencement or effective date occurred) an amount (discounted as provided in the second sentence of Section
4.2.2 except that the "applicable Federal rate" shall be determined as of the date the Executive shall cease to be an employee of the Company) for the balance of the Base Salary, deferred compensation (which shall be credited to the Trust Account as provided in the third sentence of Section 3.3), regular annual bonuses (assuming no deferral pursuant to Section 3.4) and Advisory Period compensation the Executive would have been entitled to receive pursuant to this
Section 4.2.3 had the Executive remained on the Company's payroll until the end of the Advisory Period. Notwithstanding the preceding sentence, if the Executive accepts employment with any not-for-profit Entity, then the Executive shall be entitled to remain an employee of the Company and receive the payments as provided in the first sentence of this Section 4.2.3; and if the Executive accepts full-time employment with any affiliate of the Company, then the payments provided for in this Section 4.2.3 and the term of employment and the Advisory Period shall cease and the Executive shall not be entitled to any such lump sum payment. For purposes of this Agreement, the term "affiliate" shall mean any Entity which, directly or indirectly, controls, is controlled by, or is under common control with, the Company.

                       4.3. Office Facilities. In the event the Executive shall make the election provided in clause (B) of Section 4.2, then for the period beginning on the day the Executive makes such election and ending one year thereafter, the Company shall, without charge to the Executive, make available to the Executive office space at the Executive's principal job location immediately prior to his termination of employment, or other location reasonably close to such location, together with secretarial services, office facilities, services and furnishings, in each case reasonably appropriate to an employee of the Executive's position and responsibilities prior to such termination of employment but taking into account the Executive's reduced need for such office space, secretarial services and office facilities, services and furnishings as a result of the Executive no longer being a full-time employee.

                       4.4. Release. In partial consideration for the Company's obligation to make the payments described in Section 4.2, the Executive shall execute and deliver to the Company a release in substantially the form attached hereto as Annex B. The Company shall deliver such release to the Executive within 10 days after the written notice of termination is delivered pursuant to Section 4.2 and the Executive shall execute and deliver such release to the Company within 21 days after receipt thereof. If the Executive shall fail to execute and deliver such release to the Company within such 21 day period, or if the Executive shall revoke his consent to such release as provided therein, the Executive's term of employment shall terminate as provided in Section 4.2, but the Executive shall receive, in lieu of the payments provided for in said Section 4.2, a lump sum cash payment in an amount determined in accordance with the written personnel policies of the Company relating to notice and severance then generally applicable to employees with length of service and compensation level of the Executive.

                       4.5. Mitigation. In the event of termination of the term of employment pursuant to Section 4.2, the Executive shall not be required to seek other employment in order to mitigate his damages hereunder; provided, however, that, notwithstanding the foregoing, if there are any damages hereunder by reason of the events of termination described above which are "contingent on a change" (within the meaning of Section 280G(b)(2)(A)(i) of the Code), the Executive shall be required to mitigate such damages hereunder, including any such damages theretofore paid, but not in excess of the extent, if any, necessary to prevent the Company from losing any tax deductions to which it otherwise would be entitled in connection with such damages if they were not so "contingent on a change". In addition to any obligation under the preceding sentence, and without duplication of any amounts required to be paid to the Company thereunder, if any such termination occurs and the Executive, whether or not required to mitigate his damages under the preceding sentence, thereafter obtains other employment with any Entity other than a not-for-profit Entity, the total cash salary and bonus received in connection with such other employment, whether paid to him or deferred for his benefit, for services through April 30, 2003 up to an amount equal to (x) the discounted lump sum payment received by or for the account of the Executive with respect to Base Salary, annual bonus and deferred compensation under Section 3 and Advisory Period compensation under
Section 13 for such period, minus (y) the amount of severance the Executive would have received in accordance with the personnel policies of the Company if the Executive had been job eliminated, shall reduce, pro tanto, any amount which the Company would otherwise be required to pay to the Executive as a result of such termination and, to the extent amounts have theretofore been paid to him as a result of such termination, such cash salary and bonus shall be paid over to the Company as received with respect to such period, but the provisions of this sentence shall not apply to any type of equity interest, bonus unit, phantom or restricted stock, stock option, stock appreciation right or similar benefit received as a result of such other employment. With respect to the preceding sentences, any payments or rights to which the Executive is entitled by reason of a termination pursuant to Section 4.2 shall be considered as damages hereunder. With respect to the second preceding sentence, the Executive shall in no event be required to pay the Company with respect to any calendar year more than the discounted amount received by him or credited to the Trust Account with respect to Base Salary, annual bonus, deferred compensation under Section 3 and Advisory Period compensation under
Section 13 for such year. Any obligation of the Executive to mitigate his damages pursuant to this Section 4.5 shall not be a defense or offset to the Company's obligation to pay the Executive in full the amounts provided in
Section 4.2.2 or 4.2.3, as the case may be, at the time provided therein or the timely and full performance of any of the Company's other obligations under this Agreement.

                       4.6. Payments. So long as the Executive remains on the payroll of the Company or any subsidiary of the Company, payments of salary, deferred compensation and bonus required to be made pursuant to Section 4.2 shall be made at the same times as such payments are made to senior executives of the Company or such subsidiary.

                  5. Disability. If during the term of employment or the Advisory Period and prior to any termination of this Agreement under Section 4.2, the Executive shall become physically or mentally disabled, whether totally or partially, so that he is prevented from performing his usual duties for a period of six consecutive months, or for shorter periods aggregating six months in any twelve-month period, the Company shall, nevertheless, contin ue to pay the Executive his full compensation and continue to credit the Trust Account, when otherwise due, as provided in Section 3 and 13 and Annex A, through the last day of the sixth consecutive month of disability or the date on which the shorter periods of disability shall have equaled a total of six months in any twelve-month period (such last day or date being referred to herein as the "Disability Date"). If the Executive has not resumed his usual duties on or prior to the Disability Date, the Company shall pay the Executive a pro rata bonus for the year in which the Disability Date occurs and shall pay the Executive annual disability benefits (a) for the balance of the term of employment in an annual amount equal to 75% of (i) the Executive's Base Salary at the time the Executive becomes disabled (and this reduced amount shall also be deemed to be the Base Salary for purposes of determining the amounts to be credited to his Trust Account pursuant to Section 3.3 and Annex A as further disability benefits) and (ii) the average of the regular annual bonuses (excluding the amount of any special or spot bonuses) in respect of the two calendar years during the most recent five calendar years for which the annual bonus received by the Executive from the Company was the greatest, provided that such annual bonus shall not be less than $462,500 (all or a portion of which may be deferred by the Executive pursuant to Section 3.4) and (b) for the balance of the Advisory Period in an amount equal to $350,000 per annum. If during the term of employment and subsequent to the Disability Date the Executive shall fully recover from his disability, the Company shall have the right (exercisable within 60 days after notice from the Executive of such recovery), but not the obligation, to restore the Executive to full-time service at full compensation. If the Company elects to restore the Executive to full-time service, then this Agreement shall continue in full force and effect in all respects and the term of employment shall not be extended by virtue of the occurrence of the disability. If the Company elects not to restore the Executive to full-time service, the Executive shall be entitled to obtain other employment, subject, however, to the following: (i) the Executive shall be obligated to perform advisory services during any balance of the term of employment and Advisory Period; and (ii) the provisions of Sections 9 and 10 shall continue to apply to the Executive during such period. The advisory services referred to in clause (i) of the immediately preceding sentence shall consist of rendering advice concerning the business, affairs and management of the Company as requested by the Chief Executive Officer, the President or the Chief Financial Officer of the Company but the Executive shall not be required to devote more than five days (up to eight hours per day) each month to such services, which shall be performed at a time and place mutually convenient to both parties. Any income from such other employment shall not be applied to reduce the Company's obligations under this Agreement. The Company shall be entitled to deduct from all pay ments to be made to the Executive during any disability period pursuant to this Section 5 an amount equal to all disability payments received by the Executive (but only with respect to that portion of the disability period occurring during the term of employment and the Advisory Period) from Workmen's Compensation, Social Security and disability insurance policies maintained by the Company; provided, however, that for so long as, and to the extent that, proceeds paid to the Executive from such disability insurance policies are not includible in his income for federal income tax purposes, the Company's deduction with respect to such payments shall be equal to the product of (i) such payments and (ii) a fraction, the numerator of which is one and the denominator of which is one less the maximum marginal rate of federal income taxes applicable to individuals at the time of receipt of such payments. All payments made under this Section 5 after the Disability Date are intended to be disability payments, regardless of the manner in which they are computed. Except as otherwise provided in this Section 5, the term of employment and the Advisory Period shall continue during the disability period and the Executive shall be entitled to all of the rights and benefits provided for in this Agreement except that, Section 4.2 shall not apply during the disability period and unless the Company has restored the Executive to fill-time service at full compensation prior to April 30, 2002, the term of employment and the Advisory Period shall end as provided in this Agreement and the Executive shall cease to be an employee of the Company at the end of the Advisory Period and shall not be entitled to notice and severance or to receive or be paid for any accrued vacation time or unused sabbatical.

                  6. Death. Upon the death of the Executive during the term of employment or the Advisory Period, this Agreement and all obligations of the Company to make any payments under Sections 3, 4, 5 and 13 shall terminate except that (i) the Executive's estate

(or a designated beneficiary) shall be entitled to receive, to the extent being received by the Executive immediately prior to his death, Base Salary and deferred compensation or Advisory Period compensation, as applicable, to the last day of the month in which his death occurs and if the Executive dies during the term of employment, shall be entitled to receive bonus compensation (at the time bonuses are normally paid) based on the average of the regular annual bonuses (excluding the amount of any special or spot bonuses) in respect of the two calendar years during the most recent five calendar years for which the annual bonus received by the Executive from the Company was the greatest, provided that such annual bonus shall not be less than $462,500, but prorated according to the number of whole or partial months the Executive was employed by the Company in such calendar year, and (ii) the Trust Account shall be liquidated and revalued as provided in Annex A as of the date of the Executive's death (except that all taxes shall be computed and charged to the Trust Account as of such date of death to the extent not theretofore so computed and charged) and the entire balance thereof (plus any amount due under the last paragraph of Section A.6 of Annex A) shall be paid to the Executive's estate (or a designated beneficiary) in a single payment not later than 75 days following such date of death.

                  7. Life Insurance. The Company shall continue to maintain $1,500,000 face amount of split ownership life insurance on the life of the Executive, to be owned by the Company or the trustees of a trust for the benefit of the Executive's spouse and/or descendants. The Company shall pay all premiums on such policy and shall maintain such policy (without reduction of the face amount of the coverage) until the Executive reaches age 65, whether or not the Executive is an employee of the Company or any of its affiliates; provided, however, that the Company's obligation to pay such premiums shall terminate on the date the Executive's employment with the Company is terminated for cause pursuant to Section 4.1 or the Executive terminates his employment in breach of this Agreement. The Company shall not borrow from the cash value of such policy. The Executive shall be entitled from time to time to designate the beneficiary or beneficiaries of such policy which may include a trust. At the death of the Executive, or on the earlier surrender of such policy by the owner, the Executive agrees that the Executive's estate or the owner of the policy shall promptly pay to the Company an amount equal to the premiums on such policy paid by the Company (net of (i) tax benefits, if any, to the Company in respect of payments of such premiums, (ii) any amounts payable by the Company which had been paid by or on behalf of the Executive with respect to such insurance, (iii) dividends received by the Company in respect of such premiums, but only to the extent such dividends are not used to purchase additional insurance on the life of the Executive, and (iv) any unpaid borrowings by the Company on the policy), whether before, during or after the term of this Agreement. Unless the policy is owned by a trust, the Company shall own the policy and shall provide by endorsement or collateral assignment as it may deem appropriate for the payment of benefits on the death of the Executive. If the owner of the policy is a trust, such owner shall execute, deliver and maintain a customary split dollar insurance and collateral assignment form, assigning to the Company the proceeds of such policy but only to the extent necessary to secure the reimbursement obligation contained in the preceding sentence. At the time the Executive reaches age 65, the Company shall offer the Executive the opportunity to purchase such policy for the lesser of the net premiums paid by the Company or the cash surrender value of such policy. The provisions of this Section 7 shall be in addition to any other insurance normally provided by the Company under any group policy.

                  8. Other Benefits.

                       8.1. General Availability. To the extent that (a) the Executive is eligible under the general provisions thereof and (b) the Company maintains such plan or program for the benefit of its senior executives, during the term of employment and so long as the Executive is an employee of the Company, the Executive shall be eligible to participate in any pension, profit-sharing, stock option or similar plan or program and in any group insurance, hospitalization, medical, dental, accident, disability or similar plan or program of the Company now existing or established hereafter. In addition, the Executive shall be entitled during the term of employment and so long as the Executive is an employee of the Company, to receive other benefits generally available to all senior executives of the Company to the extent the Executive is eligible under the general provisions thereof, including, without limitation, to the extent maintained in effect by the Company for its senior executives, an automobile allowance and financial services.

                       8.2. Benefits After a Termination or Disability. During the period the Executive remains on the payroll of the Company after a termination pursuant to Section 4.2 and during the Disability Period the Executive shall continue to be eligible to participate in the benefit plans and to receive the benefits required to be provided to the Executive under Sections 7 and 8.1 to the extent such benefits are maintained in effect by the Company for its senior executives; provided, however, the Executive shall not be entitled to any additional awards or grants under any stock option, restricted stock or other stock based incentive plan. The Executive shall continue to be an employee of the Company for purposes of any stock option and restricted shares agreements and any other incentive plan awards during the term of employment and until such time as the Executive shall leave the payroll of the Company. At the time the Executive's term of employment with the Company terminates and he leaves the payroll of the Company pursuant to the provisions of Section 4.1, 4.2, 5, 6 or 13, the Executive's rights to benefits and payments under any benefit plans or any insurance or other death benefit plans or arrangements of the Company or under any stock option, restricted stock, stock appreciation right, bonus unit, management incentive or other plan of the

Company shall be determined, subject to the other terms and provisions of this Agreement, in accordance with the terms and provisions of such plans and any agreements under which such stock options, restricted stock or other awards were granted; provided, however, that notwithstanding the foregoing or any more restrictive provisions of any such plan or agreement, if the Executive leaves the payroll of the Company as a result of a termination pursuant to Section 4.2, then (i) all stock options granted to the Executive by the Company shall vest and become immediately exercisable at the time the Executive shall leave the payroll of the Company pursuant to Section 4.2, (ii) all stock options granted to the Executive by the Company shall remain exercisable (but not beyond the term thereof) during the remainder of the term of employment and the Advisory Period and for a period of three months thereafter or such longer period as may be specified in any stock option agreement and (iii) the Company shall not be permitted to determine that the Executive's employment was terminated for "unsatisfactory performance" within the meaning of any stock option agreement between the Company and the Executive.

                       8.3. Payments in Lieu of Other Benefits. In the event the term of employment and the Executive's employment with the Company is terminated pursuant to Sections 4.1, 4.2, 5, 6 or 13 (and regardless of whether the Executive elects clause (A) or (B) as provided in Section 4.2), the Executive shall not be entitled to notice and severance or to be paid for any accrued vacation time or unused sabbatical, the payments provided for in such Sections being in lieu thereof.

                       8.4. Retirement Benefits. Upon the Executive's termination of employment for any reason, except by the Company for cause pursuant to Section 4.1 and except for a termination by the Executive in breach of this Agreement, the Company will calculate the retirement benefits to which the Executive is entitled under the Time Warner Employees' Pension Plan, any supplemental retirement or excess benefit plan maintained by the Company or any of its affiliates or any successor plans thereto (hereinafter collectively referred to as the "Pension Plan"), by crediting the Executive with an extra .9 (nine-tenths) of a year of service for each year the Executive is employed by the Company up to a maximum of nine additional years of service. Such additional pension benefits shall be paid at the same times and in the same manner as shall be elected by the Executive or his beneficiary for payment of amounts under the Pension Plan.

                  9. Protection of Confidential Information; Non-Compete. The provisions of Section 9.2 shall continue to apply through the latest of (i) the end of the Advisory Period, (ii) the date the Executive ceases to be an employee of the Company and leaves the payroll of the Company for any reason and (iii) twelve months after the termination of the Executive's employment with the Company pursuant to Section 4.1 or 4.2. The provisions of Sections 9.1 and 9.3 shall continue to apply until three years after the latest of the events described in the preceding sentence.

                       9.1. Confidentiality Covenant. The Executive acknowledges that his employment by the Company (which, for purposes of this Section 9 shall mean Time Warner Inc. and its affiliates) will, throughout the term of employment, bring him into close contact with many confidential affairs of the Company, including information about costs, profits, markets, sales, products, key personnel, pricing policies, operational methods, technical pro cesses and other business affairs and methods and other information not readily available to the public, and plans for future development. The Executive further acknowledges that the services to be performed under this Agreement are of a special, unique, unusual, extraordinary and intellectual character. The Executive further acknowledges that the business of the Company is international in scope, that its products are marketed throughout the world, that the Company competes in nearly all of its business activities with other Entities that are or could be located in nearly any part of the world and that the nature of the Executive's services, position and expertise are such that he is capable of competing with the Company from nearly any location in the world. In recognition of the foregoing, the Executive covenants and agrees:

                           9.1.1. The Executive shall keep secret all
confidential matters of the Company and shall not intentionally disclose such matters to anyone outside of the Company, either during or after the term of employment, except with the Company's written consent, provided that (i) the Executive shall have no such obligation to the extent such matters are or become publicly known other than as a result of the Executive's breach of his obligations hereunder and (ii) the Executive may, after giving prior notice to the Company to the extent practicable under the circumstances, disclose such matters to the extent required by applicable laws or governmental regulations or judicial or regulatory process;

                           9.1.2. The Executive shall deliver promptly to the
Company on termination of his employment by the Company, or at any other time the Company may so request, at the Company's expense, all memoranda, notes, records, reports and other documents (and all copies thereof) relating to the Company's business, which he obtained while employed by, or otherwise serving or acting on behalf of, the Company and which he may then possess or have under his control; and

                           9.1.3. If the term of employment is terminated
pursuant to Section 4.1 or 4.2, for a period of one year after such termination, without the prior written consent of the Company, the Executive shall not employ, and shall not cause any Entity of which he is an affiliate to employ, any person who was a full-time exempt employee of the Company at the date of such termination or within six months prior thereto.

                       9.2. Non-Compete. The Executive shall not, directly or indirectly, without the prior written consent of the Chief Executive Officer or the President of the Company, render any services to any person or Entity or acquire any interest of any type in any Entity, that might be deemed in competition with the Company; provided, however, that the foregoing shall not be deemed to prohibit the Executive from (a) acquiring, solely as an investment and through market purchases, securities of any Entity which are registered under
Section 12(b) or 12(g) of the Securities Exchange Act of 1934 and which are publicly traded, so long as he is not part of any control group of such Entity and such securities, if converted, do not constitute more than one percent (1%) of the outstanding voting power of that Entity, (b) acquiring, solely as an investment, any securities of an Entity (other than an Entity that has outstanding securities covered by the preceding clause (a)) so long as he remains a passive investor in such Entity and does not become part of any control group thereof and so long as such Entity is not, directly or indirectly, in competition with the Company, or (c) serving as a director of any Entity that is not in competition with the Company. For purposes of the foregoing, a person or Entity shall be deemed to be in competition with the Company if such person or it engages in any line of business that is substantially the same as either
(i) any line of operating business which the Company engages in, conducts or, to the knowledge of the Executive, has definitive plans to engage in or conduct, or
(ii) any operating business that is engaged in or conducted by the Company and as to which, to the knowledge of the Executive, the Company covenants in writing, in connection with the disposition of such business, not to compete therewith.

                       9.3. Specific Remedy. In addition to such other rights and remedies as the Company may have at equity or in law with respect to any breach of this Agreement, if the Executive commits a material breach of any of the provisions of Section 9.1, the Company shall have the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

                       9.4. Liquidated Damages. If the Executive commits a material breach of the provisions of Section 9.2, the Executive shall pay to the Company as liquidated damages an amount equal to two and one-half times the Executive's then current Base Salary, or if the Executive is not employed by the Company at the time of such breach, an amount equal to two and one-half times the most recent Base Salary paid to the Executive by the Company. The Company shall be entitled to offset any amounts owed by the Executive to the

Company under this Section 9.4 against any amounts owed by the Company to the Executive under any provision of this Agreement or otherwise, including without limitation, amounts payable to the Executive under Sections 4.2. The Company and the Executive agree that it is impossible to determine with any reasonable accuracy the amount of prospective damages to the Company upon a breach of
Section 9.2 by the Executive and further agree that the damages set forth in this Section 9.4 are reasonable, and not a penalty, based upon the facts and circumstances of the parties and with due regard to future expectations.

                  10. Ownership of Work Product. The Executive acknowledges that during the term of employment and the Advisory Period, he may conceive of, discover, invent or create inventions, improvements, new contributions, literary property, material, ideas and discoveries, whether patentable or copyrightable or not (all of the foregoing being collectively referred to herein as "Work Product"), and that various business opportunities shall be presented to him by reason of his employment by the Company. The Executive acknowledges that all of the foregoing shall be owned by and belong exclusively to the Company and that he shall have no personal interest therein, provided that they are either related in any manner to the business (commercial or experimental) of the Company, or are, in the case of Work Product, conceived or made on the Company's time or with the use of the Company's facilities or materials, or, in the case of business opportunities, are presented to him for the possible interest or participation of the Company. The Executive shall (i) promptly disclose any such Work Product and business opportunities to the Company; (ii) assign to the Company, upon request and without additional compensation, the entire rights to such Work Product and business opportunities; (iii) sign all papers necessary to carry out the foregoing; and (iv) give testimony in support of his inventorship or creation in any appropriate case. The Executive agrees that he will not assert any rights to any Work Product or business opportunity as having been made or acquired by him prior to the date of this Agreement except for Work Product or business opportunities, if any, disclosed to and acknowledged by the Company in writing prior to the date hereof.

                  11. Notices. All notices, requests, consents and other communications required or permitted to be given under this Agreement shall be effective only if given in writing and shall be deemed to have been duly given if delivered personally or sent by prepaid telegram, or mailed first-class, postage prepaid, by registered or certified mail, as follows (or to such other or additional address as either party shall designate by notice in writing to the other in accordance herewith):

                       11.1. If to the Company:
                             Time Warner Inc.
                             75 Rockefeller Plaza
                             New York, New York 10019

                             Attention: Chief Executive Officer

                             (with a copy, similarly addressed
                             but Attention: General Counsel)

                       11.2. If to the Executive, to his residence address set forth on the records of the Company.

                  12. General.

                       12.1. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in New York.

                       12.2. Captions. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                       12.3. Entire Agreement. This Agreement, including Annexes A and B, sets forth the entire agreement and understanding of the parties relating to the subject matter of this Agreement and supersedes all prior agreements, arrangements and understandings, written or oral, between the parties, including without limitation, the Prior Agreement.

                       12.4. No Other Representations. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or be liable for any alleged representation, promise or inducement not so set forth.

                       12.5. Assignability. This Agreement and the Executive's rights and obligations hereunder may not be assigned by the Executive. The Company may assign its rights together with its obligations hereunder, in connection with any sale, transfer or other disposition of all or substantially all of its business and assets; and such rights and obligations shall inure to, and be binding upon, any successor to all or substantially all of the business and assets of the Company, whether by merger, purchase of stock or assets or otherwise. The Company shall cause such successor expressly to assume such obligations.

                       12.6. Amendments; Waivers. This Agreement may be amended, modified, superseded, cancelled, renewed or extended and the terms or covenants hereof may be waived only by written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

                       12.7. Resolution of Disputes. Any dispute or controversy arising with respect to this Agreement shall, at the election of either the Company or the Executive, be submitted to JAMS/ENDISPUTE for resolution in arbitration in accordance with the rules and procedures of JAMS/ENDISPUTE. Either party shall make such election by delivering written notice thereof to the other party at any time (but not later than 45 days after such party receives notice of the commencement of any administrative or regulatory proceedings or the filing of any lawsuit relating to any such dispute or controversy) and thereupon any such dispute or controversy shall be resolved only in accordance with the provisions of this Section 12.7. Any such proceedings shall take place in New York City before a single arbitrator (rather than a panel of arbitrators), pursuant to any streamlined or expedited (rather than a comprehensive) arbitration process, before a nonjudicial (rather than a judicial) arbitrator, and in accordance with an arbitration process which, in the judgment of such arbitrator, shall have the effect of reasonably limiting or reducing the cost of such arbitration. The resolution of any such dispute or controversy by the arbitrator appointed in accordance with the procedures of JAMS/ENDISPUTE shall be final and binding. Judgment upon the award rendered by such arbitrator may be entered in any court having jurisdiction thereof, and the parties consent to the jurisdiction of the New York courts for this purpose. The prevailing party shall be entitled to recover the costs of arbitration (including reasonable attorneys fees and the fees of experts) from the losing party. If at the time any dispute or controversy arises with respect to this Agreement, JAMS/ENDISPUTE is not in business or is no longer providing arbitration services, then the American Arbitration Association shall be substituted for JAMS/ENDISPUTE for the purposes of the foregoing provisions of this Section 12.7. If the Executive shall be the prevailing party in such arbitration, the Company shall promptly pay, upon demand of the Executive, all legal fees, court costs and other costs and expenses incurred by the Executive in any legal action seeking to enforce the award in any court.

                       12.8. Beneficiaries. Whenever this Agreement provides for any payment to the Executive's estate, such payment may be made instead to such beneficiary or beneficiaries as the Executive may designate by written notice to the Company. The Executive shall have the right to revoke any such designation and to redesignate a beneficiary or beneficiaries by written notice to the Company (and to any applicable insurance company) to such effect.

                       12.9. No Conflict. The Executive represents and warrants to the Company that this Agreement is legal, valid and binding upon the Executive and the execution of this Agreement and the performance of the Executive's obligations hereunder does not and will not constitute a breach of, or conflict with the terms or provisions of, any agreement or understanding to which the Executive is a party (including, without limitation, any other employment agreement). The Company represents and warrants to the Executive that this Agreement is legal, valid and binding upon the Company and the execution of this Agreement and the performance of the Company's obligations hereunder does not and will not constitute a breach of, or conflict with the terms or provisions of, any agreement or understanding to which the Company is a party.

                       12.10. Withholding Taxes. Payments made to the Executive pursuant to this Agreement shall be subject to withholding and social security taxes and other ordinary and customary payroll deductions.

                       12.11. No Offset. Except as provided in Section 9.4 of this Agreement, neither the Company nor the Executive shall have any right to offset any amounts owed by one party hereunder against amounts owed or claimed to be owed to such party, whether pursuant to this Agreement or otherwise, and the Company and the Executive shall make all the payments provided for in this Agreement in a timely manner.

                       12.12. Severability. If any provision of this Agreement shall be held invalid, the remainder of this Agreement shall not be affected thereby; provided, however, that the parties shall negotiate in good faith with respect to equitable modification of the provision or application thereof held to be invalid. To the extent that it may effectively do so under applicable law, each party hereby waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

                       12.13. Definitions. The following terms are defined in this Agreement in the places indicated:

                  Account Retained Income - Section A.6 of Annex A Advisory Period - Section 13
                  affiliate - Section 4.2.3
                  Applicable Tax Law - Section A.5 of Annex A
                  Base Salary - Section 3.1
                  cause - Section 4.1
                  Code - Section 4.2.2
                  Company - the first paragraph on page 1 and Section 9.1 deferred compensation - Section 3.3
                  Disability Date - Section 5
                  Effective Date - the first paragraph on page 1 eligible securities - Section A.1 of Annex A
                  Entity - Section 2
                  Executive - the first paragraph in page 1 fair market value - Section A.1 of Annex A
                  Investment Advisor - Section A.1 of Annex A
                  Other Period Deferred Amount - Section A.6 of Annex A Pay-Out Period - Section A.6 of Annex A
                  Pension Plan - Section 8.4
                  Prior Account - Section 3.5
                  Prior Agreement - the second paragraph on page 1
                  Rabbi Trust - Section 3.3
                  senior executives - Section 3.1
                  term of employment - Section 1
                  Trust Account - Section 3.3
                  Trust Agreement - Section 3.3
                  Trustee - Section 3.3
                  Valuation Date - Section A.6 of Annex A
                  Work Product - Section 10

                  13. Advisory Services. The Executive shall render the advisory services described in this Section for the period beginning on May 1, 2002 and ending on April 30, 2003 (the "Advisory Period"). During the Advisory Period, the Executive will provide such advisory services concerning the business, affairs and management of the Company as may be requested by the Board of Directors, the Chief Financial Officer or the President of the Company, but shall not be required to devote more than five days (up to eight hours per day) each month to such services, which shall be performed at a time and place mutually convenient to both parties and consistent with the Executive's other activities. If at any time during the Advisory Period, the Executive engages in other full-time employment, the Executive shall not be deemed to be in breach of this Section 13, but unless such employment consists of the Executive providing services to one or more (i) charitable or non-profit organizations or (ii) family-owned corporations, trusts, or partnerships, the term of employment and the Advisory Period shall terminate, the Executive shall leave the payroll of the Company and the Company shall have no further obligations under this Agreement other than with respect to earned and unpaid compensation and benefits. Notwithstanding the foregoing, but subject to Section 9.2 of this Agreement, during the Advisory Period the Executive may provide part-time services to third parties (including serving as a member of the Board of Directors of any such party). During the Advisory Period, the Executive shall be entitled to receive compensation in an amount equal to $350,000 per annum and shall continue to be entitled to the benefits described in Sections 7 and 8 hereof; provided, however, that the Executive shall not be entitled to a driver or automobile allowance or financial counseling during the Advisory Period, shall not accrue any vacation time during the Advisory Period and shall not be entitled to any severance pay at the end thereof. In addition, during the Advisory Period the Company shall provide the Executive with an office, office facilities and a secretary as described in Section 4.3 hereof.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                               TIME WARNER INC.

                                               By /s/ Richard D. Parsons
                                                 -------------------------------
                                                   Richard D. Parsons
                                                   President

                                                  /s/ John A. LaBarca
                                               ---------------------------------
                                                   John A. LaBarca

                                                                         ANNEX A

                          DEFERRED COMPENSATION ACCOUNT

                  A.1 Investments. Funds credited to the Trust Account shall be actually invested and reinvested in an account in securities selected from time to time by an investment advisor designated from time to time by the Company (the "Investment Advisor"), substantially all of which securities shall be "eligible securities". The designation from time to time by the Company of an Investment Advisor shall be subject to the approval of the Executive, which approval shall not be withheld unreasonably. "Eligible securities" are common and preferred stocks, warrants to purchase common or preferred stocks, put and call options, and corporate or governmental bonds, notes and debentures, either listed on a national securities exchange or for which price quotations are published in newspapers of general circulation, including The Wall Street Journal, and certificates of deposit. Eligible securities shall not include the common or preferred stock, any warrants, options or rights to purchase common or preferred stock or the notes or debentures of the Company or any corporation or other entity of which the Company owns directly or indirectly 5% or more of any class of outstanding equity securities. The Investment Advisor shall have the right, from time to time, to designate eligible securities which shall be actually purchased and sold for the Trust Account on the date of reference. Such purchases may be made on margin; provided that the Company may, from time to time, by written notice to the Executive, the Trustee and the Investment Advisor, limit or prohibit margin purchases in any manner it deems prudent and, upon three business days written notice to the Executive, the Trustee and the Investment Advisor, cause all eligible securities theretofore purchased on margin to be sold. The Investment Advisor shall send notification to the Executive and the Trustee in writing of each transaction within five business days thereafter and shall render to the Executive and the Trustee written quarterly reports as to the current status of his or her Trust Account. In the case of any purchase, the Trust Account shall be charged with a dollar amount equal to the quantity and kind of securities purchased multiplied by the fair market value of such securities on the date of reference and shall be credited with the quantity and kind of securities so purchased. In the case of any sale, the Trust Account shall be charged with the quantity and kind of securities sold and shall be credited with a dollar amount equal to the quantity and kind of securities sold multiplied by the fair market value of such securities on the date of reference. Such charges and credits to the Trust Account shall take place immediately upon the consummation of the transactions to which they relate. As used herein "fair market value" means either (i) if the security is actually purchased or sold by the Rabbi Trust on the date of reference, the actual purchase or sale price per security to the Rabbi Trust or (ii) if the security is not purchased or sold on the date of reference, in the case of a listed security, the closing price per security on the date of reference, or if there were no sales on such date, then the closing price per security on the nearest preceding day on which there were such sales, and, in the case of an unlisted security, the mean between the bid and asked prices per security on the date of reference, or if no such prices are available for such date, then the mean between the bid and asked prices per security on the nearest preceding day for which such prices are available. If no bid or asked price information is available with respect to a particular security, the price quoted to the Trustee as the value of such security on the date of reference (or the nearest preceding date for which such information is available) shall be used for purposes of administering the Trust Account, including determining the fair market value of such security. The Trust Account shall be charged currently with all interest paid by the Trust Account with respect to any credit extended to the Trust Account. Such interest shall be charged to the Trust Account, for margin purchases actually made, at the rates and times actually paid by the Trust Account. The Company may, in the Company's sole discretion, from time to time serve as the lender with respect to any margin transactions by notice to the then Investment Advisor and the Trustee and in such case interest shall be charged at the rate and times then charged by an investment banking firm designated by the Company with which the Company does significant business. Brokerage fees shall be charged to the Trust Account at the rates and times actually paid.

                  A.2 Dividends and Interest. The Trust Account shall be credited with dollar amounts equal to cash dividends paid from time to time upon the stocks held therein. Dividends shall be credited as of the payment date. The Trust Account shall similarly be credited with interest payable on interest bearing securities held therein. Interest shall be credited as of the payment date, except that in the case of purchases of interest-bearing securities the Trust Account shall be charged with the dollar amount of interest accrued to the date of purchase, and in the case of sales of such interest-bearing securities the Trust Account shall be credited with the dollar amount of interest accrued to the date of sale. All dollar amounts of dividends or interest credited to the Trust Account pursuant to this Section A.2 shall be charged with all taxes thereon deemed payable by the Company (as and when determined pursuant to Section A.5). The Investment Advisor shall have the same right with respect to the investment and reinvestment of net dividends and net interest as he has with respect to the balance of the Trust Account.

                  A.3 Adjustments. The Trust Account shall be equitably adjusted to reflect stock dividends, stock splits, recapitalizations, mergers, consolidations, reorganizations and other changes affecting the securities held therein.

                  A.4 Obligation of the Company. Without in any way limiting the obligations of the Company otherwise set forth in the Agreement or this Annex A, the Company shall have the obligation to establish, maintain and enforce the Rabbi Trust and to make payments to the Trustee for credit to the Trust Account in accordance with the provisions of Section 3.3 of the Agreement, to use due care in selecting the Trustee or any successor trustee and to in all respects work cooperatively with the Trustee to fulfill the obligations of the Company and the Trustee to the Executive. The Trust Account shall be charged with all taxes (including stock transfer taxes), interest, brokerage fees and investment advisory fees, if any, payable by the Company and attributable to the purchase or disposition of securities designated by the Investment Advisor (in all cases net after any tax benefits that the Company would be deemed to derive from the payment thereof, as and when determined pursuant to Section A.5) and only in the event of a default by the Company of its obligation to pay such fees and expenses, the fees and expenses of the Trustee in accordance with the terms of the Trust Agreement, but no other costs of the Company. Subject to the terms of the Trust Agreement, the securities purchased for the Trust Account as designated by the Investment Advisor, shall remain the sole property of the Company, subject to the claims of its general creditors as provided in the Trust Agreement. Neither the Executive nor his legal representative nor any beneficiary designated by the Executive shall have any right, other than the right of an unsecured general creditor, against the Company or the Trust in respect of any portion of the Trust Account.

                  A.5 Taxes. The Trust Account shall be charged with all federal, state and local taxes deemed payable by the Company with respect to income recognized upon the dividends and interest received by the Trust Account pursuant to Section A.2 and gains recognized upon sales of any of the securities which are sold pursuant to Section A.1 or A.6. The Trust Account shall be credited with the amount of the tax benefit received by the Company as a result of any payment of interest actually made pursuant to Section A.1 or A.2 and as a result of any payment of brokerage fees and investment advisory fees made pursuant to Section A.1. If any of the sales of the securities which are sold pursuant to Section A.1 or A.6 results in a loss to the Trust Account, such net loss shall be deemed to offset the income and gains referred to in the second preceding sentence (and thus reduce the charge for taxes referred to therein) to the extent then permitted under the Internal Revenue Code of 1986, as amended from time to time, and under applicable state and local income and franchise tax laws (collectively referred to as "Applicable Tax Law"); provided, however, that for the purposes of this Section A.5 the Trust Account shall, except as provided in the third following sentence, be deemed to be a separate corporate taxpayer and the losses referred to above shall be deemed to offset only the income and gains referred to in the second preceding sentence. Such losses shall be carried back and carried forward within the Trust Account to the extent permitted by Applicable Tax Law in order to minimize the taxes deemed payable on such income and gains within the Trust Account. For the purposes of this Section A.5, all charges and credits to the Trust Account for taxes shall be deemed to be made as of the end of the Company's taxable year during which the transactions, from which the liabilities for such taxes are deemed to have arisen, are deemed to have occurred. Notwithstanding the foregoing, if and to the extent that in any year there is a net loss in the Trust Account that cannot be offset against income and gains in any prior year, then an amount equal to the tax benefit to the Company of such net loss (after such net loss is reduced by the amount of any net capital loss of the Trust Account for such year) shall be credited to the Trust Account on the last day of such year. If and to the extent that any such net loss of the Trust Account shall be utilized to determine a credit to the Trust Account pursuant to the preceding sentence, it shall not thereafter be carried forward under this Section A.5. For purposes of determining taxes payable by the Company under any provision of this Annex A it shall be assumed that the Company is a taxpayer and pays all taxes at the maximum marginal rate of federal income taxes and state and local income and franchise taxes (net of assumed federal income tax benefits) applicable to business corporations and that all of such dividends, interest, gains and losses are allocable to its corporate headquarters, which are currently located in New York City.

                  A.6 Payments. Payments of deferred compensation shall be made as provided in this Section A.6. Unless the Executive makes the election referred to in the next succeeding sentence, deferred compensation shall be paid bi-weekly for a period of ten years (the "Pay-Out Period") commencing on the first Company payroll date in the month following the later of (i) the date the Advisory Period is scheduled to terminate and (ii) the date the Executive ceases to be an employee of the Company and leaves the payroll of the Company for any reason, provided, however, that if the Executive was named in the compensation table in the Company's then most recent proxy statement, such payments shall commence on the first Company payroll date in January of the year following the year in which the latest of such events occurs. The Executive may elect a shorter Pay-Out Period by delivering written notice to the Company or the Trustee at least one-year prior to the commencement of the Pay- Out Period, which notice shall specify the shorter Pay-Out Period. On each payment date, the Trust Account shall be charged with the dollar amount of such payment. On each payment date, the amount of cash held in the Trust Account shall be not less than the payment then due and the Company or the Trustee may select the securities to be sold to provide such cash if the Investment Advisor shall fail to do so on a timely basis. The amount of any taxes payable with respect to any such sales shall be computed, as provided in Section A.5 above, and deducted from the Trust Account, as of the end of the taxable year of the Company during which such sales are deemed to have occurred. Solely for the purpose of determining the amount of payments during the Pay-Out Period, the Trust Account shall be valued on the fifth trading day prior to the end of the month preceding the first payment of each year of the Pay- Out Period, or more frequently at the Company's or the Trustee's election (the "Valuation Date"), by adjusting all of the securities held in the Trust Account to their fair market value (net of the tax adjustment that would be made thereon if sold, as estimated by the Company or the Trustee) and by deducting from the Trust Account the amount of all outstanding indebtedness. The extent, if any, by which the Trust Account, valued as provided in the immediately preceding sentence, exceeds the aggregate amount of credits to the Trust Account pursuant to Sections 3.3, 3.4 and 3.5 of the Agreement as of each Valuation Date and not theretofore distributed or deemed distributed pursuant to this Section A.6 is herein called "Account Retained Income". The amount of each payment for the year, or such shorter period as may be determined by the Company or the Trustee, of the Pay-Out Period immediately succeeding such Valuation Date, including the payment then due, shall be determined by dividing the aggregate value of the Trust Account, as valued and adjusted pursuant to the second preceding sentence, by the number of payments remaining to be paid in the Pay-Out Period, including the payment then due; provided that each payment made shall be deemed made first out of Account Retained Income (to the extent remaining after all prior distributions thereof since the last Valuation Date). The balance of the Trust Account, after all the securities held therein have been sold and all indebtedness liquidated, shall be paid to the Executive in the final payment, which shall be decreased by deducting therefrom the amount of all taxes attributable to the sale of any securities held in the Trust Account since the end of the preceding taxable year of the Company, which taxes shall be computed as of the date of such payment.

                  If this Agreement is terminated by the Company pursuant to
Section 4.1 or if the Executive terminates this Agreement or the term of employment in breach of this Agreement, the Trust Account shall be valued as of the later of (i) the Term Date or (ii) twelve months after termination of the Executive's employment with the Company, and the balance of the Trust Account, after the securities held therein have been sold and all related indebtedness liquidated, shall be paid to the Executive as soon as practicable and in any event within 75 days following the later of such dates in a final lump sum payment, which shall be decreased by deducting therefrom the amount of all taxes attributable to the sale of any securities held in the Trust Account since the end of the preceding taxable year of the Company, which taxes shall be computed as of the date of such payment. Payments made pursuant to this paragraph shall be deemed made first out of Account Retained Income.

                  If the Executive becomes disabled within the meaning of
Section 5 of the Agreement and is not thereafter returned to full-time employment with the Company as provided in said Section 5, then deferred compensation shall be paid bi-weekly during the Pay-Out Period commencing on the first Company payroll date in the month following the end of the Disability Period in accordance with the provisions of the first paragraph of this Section A.6.

                  If the Executive shall die at any time whether during or after the term of employment, the Trust Account shall be valued as of the date of the Executive's death and the balance of the Trust Account shall be paid to the Executive's estate or beneficiary within 75 days of such death in accordance with the provisions of the second preceding paragraph.

                  Notwithstanding the foregoing provisions of this Section A.6, if the Rabbi Trust shall terminate in accordance with the provisions of the Trust Agreement, the Trust Account shall be valued as of the date of such termination and the balance of the Trust Account shall be paid to the Executive within 15 days of such termination in accordance with the provisions of the third preceding paragraph.

                  Within 90 days after the end of each taxable year of the Company in which payments have been made from the Trust Account and at the time of the final payment from the Trust Account, the Company or the Trustee shall compute and the Company shall pay to the Trustee for credit to the Trust Account, the amount of the tax benefit assumed to be received by the Company from the payment to the Executive of amounts of Account Retained Income during such taxable year or since the end of the last taxable year, as the case may be. No additional credits shall be made to the Trust Account pursuant to the preceding sentence in respect of the amounts credited to the Trust Account pursuant to the preceding sentence. Notwithstanding any provision of this Section A.6, the Executive shall not be entitled to receive pursuant to this Annex A an aggregate amount that shall exceed the sum of (i) all credits made to the Trust Account pursuant to Sections 3.3, 3.4 and 3.5 of the Agreement to which this Annex is attached, (ii) the net cumulative amount (positive or negative) of all income, gains, losses, interest and expenses charged or credited to the Trust Account pursuant to this Annex A (excluding credits made pursuant to the second preceding sentence), after all credits and charges to the Trust Account with respect to the tax benefits or burdens thereof, and (iii) an amount equal to the tax benefit to the Company from the payment of the amount (if positive) determined under clause (ii) above; and the final payment(s) otherwise due may be adjusted or eliminated accordingly. In determining the tax benefit to the Company under clause (iii) above, the Company shall be deemed to have made the payments under clause (ii) above with respect to the same taxable years and in the same proportions as payments of Account Retained Income were actually made from the Trust Account. Except as otherwise provided in this paragraph, the computation of all taxes and tax benefits referred to in this Section A.6 shall be determined in accordance with Section
A.5 above.

                                                                         ANNEX B

                                     RELEASE

                  Pursuant to the terms of the Employment Agreement made as of _____________, between TIME WARNER INC., a Delaware corporation (the "Company"), 75 Rockefeller Plaza, New York, New York 10019 and the undersigned (the "Agreement"), and in consideration of the payments made to me and other benefits to be received by me pursuant thereto, I, [Name], being of lawful age, do hereby release and forever discharge the Company and its officers, shareholders, subsidiaries, agents, and employees, from any and all actions, causes of action, claims, or demands for general, special or punitive damages, attorney's fees, expenses, or other compensation, which in any way relate to or arise out of my employment with the Company or any of its subsidiaries or the termination of such employment, which I may now or hereafter have under any federal, state or local law, regulation or order, including without limitation, under the Age Discrimination in Employment Act, as amended, through and including the date of this Release; provided, however, that the execution of this Release shall not prevent the undersigned from bringing a lawsuit against the Company to enforce its obligations under the Agreement.

                  I acknowledge that I have been given at least 21 days from the day I received a copy of this Release to sign it and that I have been advised to consult an attorney. I understand that I have the right to revoke my consent to this Release for seven days following my signing. This Release shall not become effective or enforceable until the expiration of the seven-day period following the date it is signed by me.

                  I further state that I have read this document and the Agreement referred to herein, that I know the contents of both and that I have executed the same as my own free act.

                  WITNESS my hand this ____ day of ___________ , ____.


                                            ---------------------------
                                                        [Name]